                                                                    EXHIBIT 10.1

                             STOCKHOLDERS AGREEMENT

                  THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT"), is entered into as of May 28, 2002, by and among Openwave Systems Inc., a Delaware corporation ("PARENT"), Sapphire Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("PURCHASER"), and certain stockholders of SignalSoft Corporation, a Delaware corporation (the"COMPANY") set forth on
Schedule 1 hereto (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                                    RECITALS

                  WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of (i) the number of shares of common stock of the Company, (the "COMPANY COMMON STOCK"), and (ii) the number of options to acquire Company Common Stock (the "COMPANY OPTIONS"), set forth opposite the name of such Stockholder on Schedule 1 hereto; and

                  WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides, among other things, for Purchaser to commence a tender offer for all of the issued and outstanding shares of the Company Common Stock (the "OFFER") and the merger of Purchaser with and into the Company with the Company continuing as the surviving corporation (the "MERGER") upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

                  WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent, severally and not jointly, as set forth below:

         (a) Such Stockholder is the record and beneficial owner of the shares of Company Common Stock set forth opposite his or its name on Schedule 1 to this Agreement (such shares of Company Common Stock, together with any Company Common Stock acquired by the Stockholder after the date of this Agreement, whether upon the exercise of Company Options or otherwise, all as may be adjusted from time to time pursuant to Section 8 hereof, the "Shares"). Schedule 1 lists separately all Company Options issued to such Stockholder. Such Stockholder is the record and beneficial owner of the Company Options set forth opposite such Stockholder's name on Schedule 1 to this Agreement.

         (b) Such Stockholder has voting power, power of disposition, and power to agree to all of the matters regarding such Stockholder set forth in this Agreement, in each case with respect to all of the Shares. Such Stockholder is not the record or beneficial owner of any securities of the Company on the date hereof other than the Shares set forth on Schedule 1 and the Company Options, if any, specified in Schedule 1.

         (c) Such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby regarding such Stockholder.

         (d) This Agreement has been validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any material contract, trust, or agreement, or restriction of any kind to which such Stockholder is a party or by which such Stockholder or his Shares are bound. The consummation of the transactions contemplated hereby will not violate, or require any consent, approval, or notice (except those required under applicable securities laws) under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder.

         (f) In the case of any Stockholder that is a corporation, limited partnership or limited liability company, such Stockholder is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and each such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby regarding such Stockholder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (g) The Shares owned by such Stockholder are held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts, as amended, or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a Stockholder in respect of such Shares (collectively, "ENCUMBRANCES"), except for any such Encumbrances arising hereunder or that are otherwise de minimis in nature.

         (h) Each Stockholder whose Shares or Company Options are subject to community property interests under the laws of any relevant jurisdiction has agreed to have executed and delivered to Parent, such consents, waivers and approvals as are necessary for the execution of this Agreement and the approval and consummation of the transactions contemplated hereby regarding such Stockholder.

         (i) Reliance by Parent and Purchaser. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

         Section 2. Representations and Warranties of Parent and Purchaser. Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to the Stockholders as follows:

         (a) Each of Parent and Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (b) This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, and constitutes the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 3. Company Options. Each Stockholder agrees that if such Stockholder holds Company Options, such Stockholder shall, if requested by Parent, immediately prior to the closing of the Offer (provided that the Minimum Condition has been met or will be met following the tender by such Stockholder of the Shares resulting from such exercise) exercise any Company Options that are exercisable at the time of such request and whose exercise price is less than the Offer Price, and shall execute all appropriate documentation in connection with such exercise.

         Section 4. Tender of the Shares. Each Stockholder hereby agrees that, subject to the terms and conditions of Section 11 hereof, (a) such Stockholder shall tender his, her or its Shares into the Offer as promptly as practicable, and in any event no later than the fifth business day, following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement, and
(b) such Stockholder shall not withdraw any Shares so tendered unless the Offer is terminated or has expired without Purchaser purchasing all shares of Company Common Stock validly tendered in the Offer and not withdrawn.

         Section 5. Transfer of the Shares.

         (a) Prior to the termination of this Agreement and except as otherwise provided in this Agreement, none of the Stockholders shall: (i) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("TRANSFER"), any or all of the Shares, Company Options or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder untrue or incorrect.

         (b) Each Stockholder agrees, promptly following request of Parent, to surrender to the Company, or to the transfer agent for the Company, certificates evidencing the Shares, and shall cause the Company or the transfer agent for the Company to place the following legend on any and all certificates evidencing the
Shares:

THE SHARES OF SIGNALSOFT CORPORATION COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF MAY 28, 2002, BY AND AMONG OPENWAVE SYSTEMS INC., SAPPHIRE ACQUISITION CORP. AND CERTAIN STOCKHOLDERS OF SIGNALSOFT CORPORATION. ANY TRANSFER OF SUCH SHARES OF SIGNALSOFT CORPORATION COMMON STOCK IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

         Section 6. Voting Arrangements; Irrevocable Proxy.

         (a) Each Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "COMPANY STOCKHOLDERS' MEETING"), however called, and at every adjournment or postponement thereof, he, she or it shall (i) appear at the meeting or otherwise cause his, her or its Shares, to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement (including any revised or amended Merger Agreement that has been agreed to by the Company), and any action required in furtherance thereof and
(iii) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, against (A) any agreement or transaction relating to any Acquisition Proposal (other than as proposed by Parent or Purchaser) or (B) any amendment of the Company's Certificate of Incorporation or Bylaws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its Stockholders, which amendment or other proposal, action or transaction that could reasonably be expected to prevent or materially impede or delay the consummation of the Offer or Merger or the other Transactions or the consummation of the transactions contemplated by this Agreement or to deprive Parent of any material portion of the benefits anticipated by Parent to be received from the consummation of the Merger or the other Transactions or the transactions contemplated by this Agreement, or change in any manner the voting rights of Company Common Stock (collectively, "FRUSTRATING TRANSACTIONS") presented to the stockholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote or consent of the Stockholder is requested or sought, unless such transaction has been approved in advance by Parent or Purchaser.

         (b) Subject to the provisions set forth in Section 11 hereof and as security for the Stockholders' obligations under Section 6(a), each of the Stockholders hereby irrevocably constitutes and appoints Parent as his, her or its attorney and proxy in accordance with the Delaware General Corporation Law (the "DGCL"), with full power of substitution and resubstitution, to cause the Stockholder's shares to be counted as present at any Company Stockholders' Meetings, to vote his, her or its Shares at any Company Stockholders' Meeting, however called, and to execute consents in respect of his, her or its Shares as and to the extent provided in Section 6(a). SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 11 HEREOF THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby agrees not to grant any subsequent proxy or power of attorney with respect to such Stockholder's Shares.

         (c) Each Stockholder represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and have been revoked.

         (d) Each Stockholder hereby affirms that the proxy set forth in this
Section 6 is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the proxy is coupled with an interest and, except as set forth in this Section or in Section 11, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. Each Stockholder hereby agrees that, if for any reason the proxy granted herein is not irrevocable (subject to the terms of this Agreement), then such Stockholder agrees to vote his, her or its Shares in accordance with Section 6(a) above as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement created under Section 218 of the DGCL.

         Section 7. Option.

         (a) Subject to the terms and conditions set forth herein, each Stockholder hereby grants to Parent a continuing option (the "OPTION") to purchase for cash all or any portion of the Company Common Stock (including, without limitation, the Shares) beneficially owned by such Stockholder as of the date hereof, or beneficially owned by such Stockholder at any time hereafter (including, without limitation, shares acquired by way of exercise of Company Options or other rights to purchase Company Common Stock or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise, but excluding shares owned by other Stockholders) by such Stockholder (as adjusted as set forth herein)

(the "OPTION SHARES") at a purchase price per Option Share equal to the Offer Price (the "PURCHASE PRICE").

         (b) In the event that Parent wishes to exercise the Option, it shall send to the Stockholder a written notice (the date of each such notice being herein referred to as a "NOTICE DATE") setting forth its irrevocable election to that effect, which notice also specifies the total number of Option Shares it intends to purchase from such Stockholder pursuant to such exercise and a date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (an "OPTION CLOSING DATE"); provided, however, that (i) if the closing of a purchase and sale pursuant to the Option (an "OPTION CLOSING") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which the restriction on consummation has expired or been terminated (but in no case more than six (6) months from the original Notice Date) and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with the purchase, Parent and the Stockholder shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. Each of Parent and the Stockholder agrees to use commercially reasonable efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The place of any Option Closing shall be at the offices of Parent, which address is set forth in the Merger Agreement, and the time of the Option Closing shall be 10:00 a.m. (California time) on the applicable Option Closing Date. Parent shall not be under any obligation to exercise the Option, and may allow the Option to terminate without purchasing any Option Shares hereunder from any Stockholder.

         (c) At any Option Closing, Parent shall pay to each Stockholder in immediately available funds by check or wire transfer to a bank account designated in writing by the Stockholder an amount equal to the Purchase Price multiplied by the number of Option Shares being delivered by the Stockholder; provided, that, with respect to any wire transfer, failure or refusal of the Stockholder to designate a bank account shall not preclude Parent from exercising the Option, in whole or in part.

         (d) At any Option Closing, simultaneously with the delivery of immediately available funds as provided above, the Stockholder shall deliver to Parent a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever (other than restrictions under applicable securities laws).

         Section 8. Certain Events.

         (a) In the event of any change in the Company Common Stock or Company Options by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Company Common Stock or the acquisition of additional shares of Company Common Stock or other securities or rights of the Company by any Stockholder (whether through the exercise of any Company Options or other rights to purchase shares of Company Common Stock or otherwise): (a) the number of Shares owned by such Stockholder shall be adjusted appropriately, (b) the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and (c) this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other securities or rights of the Company issued to or acquired by each of the Stockholders.

         (b) In the event that the Company shall (A) enter into an agreement to consolidate with or merge into any person, other than Parent or one of Parent's subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, or (B) enter into an agreement to permit any person, other than Parent or one of Parent's subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the Company Common Stock then outstanding shall be changed into or exchanged for stock or other securities of the Company or of any other person or cash or any other property or (C) liquidate, then, in the case of any of (A), (B) and (C), Parent shall thereafter be entitled to receive upon exercise of the Option the securities or properties to which a holder of the number of Option Shares then deliverable upon the exercise thereof will have been entitled to receive upon such consolidation, merger or liquidation, and such Stockholder shall use its reasonable best efforts to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

         Section 9. Acquisition Proposals; Non-Solicitation.

         (a) Acquisition Proposals. Each Stockholder will notify Parent and Purchaser immediately if, to the extent known by such Stockholder, any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with such Stockholder, the Company, the Company's officers, directors, employees, investment bankers, attorneys, accountants or other agents, if any (each, a "REPRESENTATIVE"), in each case in connection with any Acquisition Proposal indicating, in connection with such notice, the name of the person making such proposal, requesting such information, or seeking to initiate negotiations or discussions with the Stockholder, the Company or any Representative of the Company that relate to an Acquisition Proposal and the material terms and conditions of any proposals or offers. Such Stockholder will keep Parent fully informed, on a current basis, of the status and terms of any Acquisition Proposal.

         (b) Non-Solicitation. Each Stockholder agrees that it shall immediately cease and cause to be terminated all existing solicitations, initiations, encouragements, discussions, negotiations and communications with any persons with respect to any Acquisition Proposal. Such Stockholder shall not and shall not authorize or permit its Representatives to directly or indirectly (i) initiate, solicit or knowingly encourage, or knowingly take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent or any of its affiliates or representatives) relating to such Acquisition Proposal. Any violation of the foregoing restrictions by Stockholder or its respective Representatives, whether or not such Stockholder or Representative is so authorized by the Company or by any other Stockholder and whether or not such Stockholder or Representative is purporting to act on behalf of the Company, any Stockholder or Stockholders or otherwise, shall be deemed to be a breach of this Agreement by such Stockholder. It is understood that this Section 9 limits the rights of each Stockholder only to the extent that such Stockholder is acting in such Stockholder's capacity as a Stockholder. Nothing herein shall be construed as preventing a Stockholder who is an officer or director of the Company from fulfilling the obligations of such office (including, subject to the limitations contained in Sections 5.2(a) and 5.2(b) of the Merger Agreement, the performance of obligations required by the fiduciary obligations of such Stockholder acting solely in his or her capacity as an officer or director).

         Section 10. Further Assurances. Each Stockholder shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 6.

         Section 11. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest of (a) December 18, 2002, (b) six months following the termination of the Merger Agreement in accordance with its terms, if the Merger Agreement is terminated pursuant to a provision under which Parent is or may become entitled to the Termination Fee, (c) the termination of the Merger Agreement in accordance with its terms, if the Merger Agreement is terminated pursuant to any provision under which Parent is not and will not become entitled to the Termination Fee, and (d) the Effective Time; provided, however, that in the event that, prior to the termination of this Agreement pursuant to the terms hereof, Parent has delivered a Notice to any Stockholder pursuant to Section 7(b), this Agreement shall not terminate until ten business days following the Closing Date specified in such Notice, as such Closing Date may be extended pursuant to Section 7(b); provided further, however, that Sections 10 and 12 shall survive any termination of this Agreement. Each Stockholder shall have the right to terminate his, her or its obligations under this Agreement if (x) there is any material modification or waiver by the Company of the terms of the Merger Agreement and (y) such modification or waiver is materially adverse to the rights of such Stockholder (in his, her or its capacity as a Stockholder) under the Merger Agreement (it being understood that any decrease in the price per share of

Company Common Stock to be received in the Merger shall constitute a materially adverse modification in respect of each Stockholder).

         Section 12. Expenses. Except as otherwise set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses provided that the Company shall pay the fees and expenses of counsel for the Stockholders in an amount not exceeding an aggregate of $25,000.

         Section 13. Public Announcements. Each of the Stockholders agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby or by the Merger Agreement without the prior consent of Parent; provided, however, that such disclosure may be made without obtaining such prior consent if (i) the disclosure is required by law or is required by any regulatory authority, including but not limited to any Governmental Entity, or the Nasdaq National Stock Market and any national securities exchange, trading market or inter-dealer quotation system on which the Shares trade and (ii) the Stockholder making such disclosure has first used reasonable efforts to consult with Parent about the form and substance of such disclosure.

         Section 14. Miscellaneous.

         (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to any of the Stockholders, at the address set forth opposite the name of such Stockholder on Schedule 1 hereto:

         with a copy to:

         Holme Roberts & Owen LLP
         90 South Cascade Avenue, Suite 1300
         Colorado Springs, Colorado  80903-1615
         Attention:    J. Gregory Holloway
         Telephone:    (719) 473-3800
         Facsimile:    (719) 633-1518

If to Parent or Purchaser, to:

         Openwave Systems Inc.
         1400 Seaport Boulevard
         Redwood City, California  94063
         Attention:    General Counsel
         Telephone:    (650) 480-8000
         Facsimile:    (650) 480-4315
         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         525 University Avenue, Suite 1100
         Palo Alto, California  94301
         Attention:    Kenton J. King
         Telephone:    (650) 470-4500
         Facsimile:    (650) 470-4570

         (b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (c) Counterparts. This Agreement may be executed manually or by facsimile by the parties hereto in any number of counterparts, each of which shall be considered one and the same agreement.

         (d) Entire Agreement. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein and therein) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

         (e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of Delaware.

         (f) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Parent or Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly owned subsidiaries of Parent (each, an "ASSIGNEE"). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (g) Severability of Provisions. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

         (h) Specific Performance. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Agreement by any party hereto, and that the obligations of the parties hereto shall be enforceable by any party hereto through injunctive or other equitable relief.

         (i) Amendment. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

         (j) Binding Nature. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Parent, Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.


                               OPENWAVE SYSTEMS INC.


                               By: /s/ Don Listwin
                                   ----------------------------------------
                               Name:   Don Listwin
                               Title:  President and Chief Executive Officer

                               SAPPHIRE ACQUISITION CORP.


                               By: /s/ Jon Schantz
                                   ----------------------------------------
                               Name:   Jon Schantz
                               Title:  President and Chief Executive Officer

                               STOCKHOLDER


                               By: /s/ David A. Hose
                                   ----------------------------------------
                               Name:   David A. Hose


                               By: /s/ James A. Fitch
                                   ----------------------------------------
                               Name:   James A. Fitch


                               By: /s/ Mark H. Flolid
                                   ----------------------------------------
                               Name:   Mark H. Flolid


                               By:  /s/ Charles P. Waite, Jr.
                                   ----------------------------------------
                               Name:    Charles P. Waite, Jr.




                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                               Olympic Venture Partners III, L.P.
                               By: OVMC III, L.P., its General Partner


                               By:  /s/ Charles P. Waite, Jr.
                                   ----------------------------------------
                               Name:    Charles P. Waite, Jr.
                               Title:  General Partner


                               OVP III Entrepreneurs Fund
                               By: OVMC III, L.P., its General Partner


                               By:  /s/ Charles P. Waite, Jr.
                                   ----------------------------------------
                               Name:    Charles P. Waite, Jr.
                               Title:  General Partner


                               Olympic Venture Partners IV, L.P.
                               By: OVMC IV, LLC, its General Partner


                               By:  /s/ Charles P. Waite, Jr.
                                   ----------------------------------------
                               Name:    Charles P. Waite, Jr.
                               Title:  Managing Member


                               OVP IV Entrepreneurs Fund
                               By: OVMC IV, LLC, its General Partner


                               By:  /s/ Charles P. Waite, Jr.
                                   ----------------------------------------
                               Name:    Charles P. Waite, Jr.
                               Title:  Managing Member








                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                                   SCHEDULE 1



       STOCKHOLDER NAME                NO. OF SHARES OF           NO. OF
         AND ADDRESS                 COMPANY COMMON STOCK      COMPANY OPTIONS
       ----------------              --------------------      ---------------
David A. Hose                              1,806,166                  0
5665 Flatiron Parkway
Boulder, CO  80301

James A. Fitch                             1,555,367                  0
827 Walnut Street
Edmonds, WA  98020

Mark H. Flolid                               843,939                  0
5665 Flatiron Parkway
Boulder, CO  80301

OVP Venture Partners:                      3,222,654                  0
Olympic Venture Partners III, L.P.;
OVP III Entrepreneurs Fund;
Olympic Venture Partners IV, L.P.;
OVP IV Entrepreneurs Fund
2420 Carillon Point
Kirkland, WA  98033

Charles P. Waite, Jr.                              0             67,500
2420 Carillon Point
Kirkland, WA  98033
